Exhibit 10.8

DATED 16 December 2020

KF07/672494.07246

(1) RLUKREF NOMINEES (UK) ONE LIMITED AND RLUKREF NOMINEES (UK) TWO LIMITED in their capacity as bare trustees for and on behalf of HSBC BANK PLC acting in its capacity as depositary for THE ROYAL LONDON UK REAL ESTATE FUND

(2) ACHILLES THERAPEUTICS LIMITED

LEASE

of Unit B, Hayes 180,1-3 Uxbridge Road, London UB4

OJN

CONTENTS

Clause		Page

	PRESCRIBED CLAUSES	1

	PARTICULARS	3

1	DEFINITIONS AND INTERPRETATION	4

2	DEMISE, RENTS AND OTHER PAYMENTS	9

3	TENANT’S COVENANTS	10

4	LANDLORD’S COVENANTS	20

5	INSURANCE	20

6	OCCURRENCE OF UNINSURED DAMAGE	23

7	HISTORIC CONTAMINATION	24

8	TENANT’S OPTION TO DETERMINE	24

9	PROVISOS	24

10	WAYLEAVES	28

SCHEDULE 1—PREMISES, RIGHTS AND RESERVATIONS		28

	PART 1 – PREMISES	28

	PART 2 – RIGHTS GRANTED	28

	PART 3 – RIGHTS RESERVED	29

	PART 4 – AGREEMENTS AND COVENANTS RELATING TO THE PREMISES	30

SCHEDULE 2 – GUARANTOR’S COVENANTS		31

SCHEDULE 3 – RENT REVIEW		33

SCHEDULE 4 – THE SERVICES		37

LR1. Date of lease

16 December 2020

LR2. Title number(s)

LR2.1 Landlord’s title number(s)

NGL322304.

LR2.2 Other title numbers

AGL25241.

LR3. Parties to this lease Landlord

RLUKREF NOMINEES (UK) ONE LIMITED (Company Number 10840928) and RLUKREF NOMINEES (UK) TWO LIMITED (Company Number 10840992) both of 8 Canada Square, London E14 5HQ in their capacity as bare trustees for and on behalf of HSBC BANK PLC acting in its capacity as depositary for THE ROYAL LONDON UK REAL ESTATE FUND.

Tenant

ACHILLES THERAPEUTICS LIMITED (No 10167668) whose registered o Catalyst, Gunnels Wood Road, Stevenage, SG1 2FX.

Other parties

None.

LR4. Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

The premises as defined in this Lease in Schedule 1 Part 1. This Lease contains a provision relating to the creation or passing of easements—see Clause 9.5.

LR5. Prescribed statements etc.

None.

LR6. Term for which the Property is leased

The term as specified in this Lease in the Particulars.

LR7. Premium

None.

LR8. Prohibitions or restrictions on disposing of this lease

This Lease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc.

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None.

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None.

LR9.3 Landlord’s contractual rights to acquire this lease

None.

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

None.

LR11. Easements

LR11.1 Easements granted by this lease for the benefit of the Property

The rights set out in Schedule 1 Part 2.

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The rights set out in Schedule 1 Part 3.

LR12. Estate rentcharge burdening the Property

None.

LR13. Application for standard form of restriction

None.

PARTICULARS

Date		16 December 2020

Landlord	RLUKREF NOMINEES (UK) ONE LIMITED (Company Number 10840928) and RLUKREF NOMINEES (UK) TWO LIMITED (Company Number 10840992) both of 8 Canada Square, London E14 5HQ in their capacity as bare trustees for and on behalf of HSBC BANK PLC acting in its capacity as depositary for THE ROYAL LONDON UK REAL ESTATE FUND

Tenant	ACHILLES THERAPEUTICS LIMITED (No 10167668) whose registered office is at Stevenage Bioscience Catalyst, Gunnels Wood Road, Stevenage, SG1 2FX

Premises	The premises known as Unit B, Hayes 180, 1-3 Uxbridge Road, London UB4 0JN more particularly described in Part 1 of Schedule 1

Contractual Term	10 years from and including 16 December 2020

Principal Rent	£850,398 (eight hundred and fifty thousand and three hundred and ninety eight pounds) per annum, subject to review in accordance with Schedule 3

Rent Commencement Date	16 August 2021

Rent Review Date	The fifth anniversary of the commencement of the Contractual Term

Break Date	15 December 2025	, being the expiry of the fifth year of the Contractual Term

Permitted Use	Use as a laboratory and research facility within Classes B1, B2 and/or B8 of the Schedule to the 1987 Order

External Decoration Year	The third year of the Term and every successive third year of the Term

Internal Decoration of the Year	The fifth year of the Term and every successive fifth year of the Term

THIS LEASE is made on the date specified in the Particulars

BETWEEN:-

(1)	the Landlord; and

(2)	the Tenant.

IT IS AGREED as follows:-

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Lease:-

“1954 Act”	means the Landlord and Tenant Act 1954

“1987 Order”	means the Town and Country Planning (Use Classes) Order 1987 (as at 31 August 2020)

“1995 Act”	means the Landlord and Tenant (Covenants) Act 1995

“Conducting Media”	means the unadopted roads and paths upon the Est. and including the entirety of the road leading to the Estate from Uxbridge Road being:

(a) that part of the that part of the road within the ownership;

(b) that part of the road within the ownership of the adjoining landowner but over which the Estate enjoys rights; and

(c) that part of the road which is in unknown ownership but over which the Estate purports to enjoy rights.

“Accounting Period”	means the year or part of a year ending on 31 March or on such other date as may from time to time be notified by the Landlord to the Tenant

“Amenities”	means drainage, water, gas, electricity, telephone and all other services or amenities

“Arbitration”	means arbitration in accordance with Clause 9.9

“Authorised Guarantee	means a deed of guarantee containing the provisions set

Agreement”	out in Schedule 2 but omitting paragraphs 1.2 and 2.2

“Base Rate”	means the base rate from time to time of Barclays Bank PLC or if such base rate ceases to be published then such other comparable interest rate as the Landlord reasonably requires

“Common Parts”	means the areas and amenities made available from time to time by the Landlord for use in common by the tenants and occupiers of the Estate including the Access Road, any footpaths, service roads and landscaped areas and areas designated for the keeping and collecting of refuse

“Conducting Materials”	means gutters, gullies, pipes, sewers, drains, watercourses, channels, ducts, flues, wires, aerials, cables, mains, cisterns, tanks, pumps and all other conducting media together with all meters and other apparatus used in connection with them

“Costs”	means costs, charges, expenses, losses, liabilities, damages, claims, demands, proceedings and actions (as the context requires)

“Depositary”	means HSBC Bank PLC (Company Number 00014259) whose registered office is at 8 Canada Square, London, E14 5HQ

“Environment”	means all and any of the following media, being land, water and air (wherever situate) including without limitation those media within buildings or other natural or man made structures above or below ground and man, his property, flora, fauna and the ecosystems on which they depend

“Environmental Performance”	means all or any of the following:-

(a) the consumption of energy and associated generation of greenhouse gas emissions

(b) the consumption of water

(c) waster generation and management and

(d) any other environmental impact arising from the use or operation of the Premises or the Estate

“EPC”	means an energy performance certificate and recommendation report as defined in the Energy Performance of Buildings (England and Wales) Regulations 2012

“Estate”	means the Landlord’s estate at Hayes 180, 1-3 Uxbridge Road, London UB4 OJN shown edged blue on Plan 1 and any extensions or additions to it

“Fixtures and Fittings”	means all fixtures and fittings (other than tenant’s fixtures and fittings) in or upon the Premises including plant and machinery, lifts, boilers, central heating, air conditioning, lighting, plumbing, sanitary and sprinkler systems and any other apparatus from time to time in or upon the Premises which exclusively serves the Premises

“Fund”	means The Royal London UK Real Estate Fund

“Group Company”	means a company that is a member of the same group within the meaning of section 42 of the 1954 Act

“Hazardous Substances”	means any natural or artificial substance or substances (whether in solid, liquid, gaseous form or vapour) which are capable of causing harm to human health or to the Environment

“Historic Contamination”	means the presence at any time of any Hazardous Substances in, on, at or under the Premises or any part(s) thereof (including any building or structure on or under the Premises) or the migration of the same at any time from the Premises other than any Hazardous Substances which are first present in, on, at or under the Premises as a direct result of the activities of the Tenant during the term of the Lease

“Historic Giant Hogweed”	means the presence at any time of any Giant Hogweed in, on, at or under the Estate (including the Premises) or any part(s) therefore within the areas shown shaded green on Plan 2

“Insured Risks”	means fire, lightning, explosion, earthquake, storm, tempest, flood, impact, bursting or overflowing of water tanks and pipes, damage by aircraft and other aerial devices or articles dropped from them, riot and civil commotion, labour disturbance, terrorism and malicious damage and such other risks as the Landlord reasonably decides to insure against

“Interest Rate”	means interest at the rate of 3 per cent per annum above Base Rate (both before and after any judgment)

“Landlord’s Costs”	means all costs and expenses paid or properly incurred or deemed to be paid or incurred by the Landlord in respect of or incidental to all or any of the Services and the expenses (if incurred or deemed incurred) referred to or listed in paragraph 3 of Schedule 4

“Landlord’s Permission”	means the previous approval in writing of the Landlord (such approval not to be unreasonably withheld or delayed)

“this Lease”	means this deed and any deed, document or agreement amending or supplemental to it

“Legislation”	means any statute or any order, instrument or regulation made under it, or any notice or order issued by a government department, the legislative making institutions of the European Union, minister or local public regulatory or other authority

“Lettable Parts”	means any accommodation on the Estate from time to time let or occupied or intended for letting or occupation to or by a single tenant or occupier but excluding any accommodation occupied in connection with the management of the Estate

“Licence”	means a licence granting the Landlord’s Permission executed as a deed by the Landlord, the Tenant and any guarantor and being duly dated and containing such covenants as the Landlord reasonably requires

“Nominees”	means RLUKREF Nominees (UK) One Limited (Company Number 10840928) and RLUKREF Nominees (UK) Two Limited (Company Number 10840992) whose registered office is at 8 Canada Square, E14 5HQ

“Open Land”	means any part of the Premises not built upon

“Outgoings”	means all existing and future rates, taxes, duties, charges, assessments and outgoings

“Particulars”	means the page headed Particulars at the front of this Lease

“Permitted Part”	means such part or parts of the Premises which are capable of separate occupation and use and which have the Landlord’s Permission

“Policy Exclusion”	means any condition exclusion or limitation which may be imposed by the Landlord’s insurers but does not include any excess provision

“Premises”	means the premises described in the Particulars, any part of them, any additions or alterations to them, the Conducting Media within and exclusively serving them and the Fixtures and Fittings within and exclusively serving them

“Plan”	means the plan(s) annexed to this Lease and “Plan 2” means the plans attached to this Lease and so numbered

“Planning Acts”	means the Town and Country Planning Act 1990, the (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991, the Planning and Compulsory Purchase Act 2004, the Planning Act 2008, the Localism Act 2011 and any other Legislation of a similar nature in force at any time during the Term

“Quarter Days”	means 25 March, 24 June, 29 September and 25 December in every year and “Quarter Day” means anv one of them

“Reinstatement Value”	means the full cost of reinstating the Premises including:

(a) temporarily making the Premises safe and protecting any adjoining structures

(b) debris removal, demolition and site clearance

(c) obtaining planning and any other requisite consents or approvals

(d) complying with the requirements of any statute, order, instrument or regulation made under statute or by a government department or minister or by any local public regulatory or other authority

(e) architects’, surveyors’ and other fees incurred by the Landlord in relation to the reinstatement

(f) all construction costs

(g) any VAT chargeable on any of the reinstatement costs (save where the Landlord is able to recover such VAT as an input in relation to supplies made by the Landlord)

“Roof Guarantees”	means:

(a) Confidex Guarantee number 40011 with commencement date 16 January 2017 in respect of roof and walls at the Premises; and

(b) Confidex Guarantee number 40140 with commencement date 17 January 2017 respect of the roof at the Premises

“Service Charge”	means the Tenant’s Proportion of the Landlord’s Costs

“Services”	means the services, facilities and amenities specified in paragraph 2 of Schedule 4

“Superior Landlord”	means any person at any time during the Term having a title to the Premises in reversion or immediately expectant upon the termination of the Landlord’s title

“Tenant’s Proportion”	means a reasonable and proper proportion determined by the Landlord as reasonable to charge to the Tenant in respect of each Accounting Period to which the statement referred to in paragraph 4.2 of Schedule 4 relates having regard, amongst other things, to the floor area of the Premises in relation to the total floor area of all the Lettable Parts

“Term”	means the Contractual Term and the period of any holding over or extension of such term whether by statute, common law or agreement

“Termination Date”	means the date of expiration or sooner determination of the Term

“Uninsured Damage”	means damage to or destruction of the whole or any part the Premises by any of the Uninsured Risks which renders the Premises unfit for occupation and use or inaccessible

“Uninsured Risks”	means at any time such (if any) of the Insured Risks which the Landlord shall not insure or fully insure:-

(a) because cover is not obtainable on reasonable terms from a reputable insurance company in the United Kingdom insurance market or

(b) by reason of a Policy Exclusion

“VAT”	means Value Added Tax or any equivalent tax which may be imposed in substitution for it or in addition to it

1.2	In interpreting this Lease:-

1.2.1	the Particulars form part of this Lease and words and expressions set out in the Particulars are to be treated as defined terms;

1.2.2	references to Clauses and Schedules are to Clauses of and Schedules to this Lease and references to a paragraph are to a paragraph of the relevant Schedule unless stated otherwise;

1.2.3	the expression “Landlord” includes the person for the time being entitled to the immediate possession of the Premises on the expiry of the Term;

1.2.4	the expression “Tenant” includes the person in whom for the time being the Tenant’s interest under this Lease is vested;

1.2.5

the expression “Guarantor” includes the personal representatives of the Guarantor an any other person who may from time to time guarantee the performance of the Tenant’s obligations under this Lease other than pursuant to an Authorised Guarantee Agreement;

1.2.6

reference to a piece of legislation, unless stated otherwise, includes all prior and subsequent enactments, amendments and modifications relating to that piece of legislation and any subordinate legislation made under it;

1.2.7

references to a “person” include any individual, firm, unincorporated association or b corporate, words importing the singular number include the plural number and via and words importing one gender include all genders;

1.2.8

if the Tenant or the Guarantor is more than one person, any reference to the Tenant or the Guarantor refers to each such person and any obligations of the Tenant or the Guarantor are joint and several;

1.2.9

references to an “act or default of the Tenant” include an act or default of any predecessor or any person deriving title under or through the Tenant, or their employees, agents, licensees or visitors;

1.2.10	a covenant by the Tenant not to do any act or thing includes a covenant not to permit or suffer such act or thing to be done;

1.2.11	the words “include(s)” and “including” are to be construed without limitation;

1.2.12	all references to Principal Rent or other sums payable by the Tenant are exclusive of VAT;

2.	DEMISE, RENTS AND OTHER PAYMENTS

2.1

The Landlord with full title guarantee lets the Premises to the Tenant for the Contractual Term together with the rights specified in Part 2 of Schedule 1 but except and reserving to the Landlord the rights specified in Part 3 of Schedule 1.

2.2	The Premises are let subject to the matters contained or referred to in the documents listed in Part 4 of Schedule 1.

2.3	The Tenant will pay by way of rent throughout the Term without any deduction, counterclaim or set off:-

2.3.1

the Principal Rent to be paid yearly and proportionately for any part of a year by equal quarterly payments in advance on the Quarter Days, the first such payment or a due proportion of it to the next Quarter Day becoming due on the Rent Commencement Date provided that if this Lease does not terminate on the Break Date in accordance with Clause 8, the Principal Rent payable for the period from and including 16 December 2025 to and including 15 May 2026 shall be a peppercorn;

2.3.2	the sums payable in connection with insurance set out in Clause 5.2;

2.3.3	the Service Charge payable in accordance with Schedule 4;

2.3.4	all other sums (including VAT) due under this Lease from the Tenant to the Landlord.

3.	TENANT’S COVENANTS

The Tenant covenants with the Landlord:-

3.1	Rent and Payments

3.1.1	to pay the rents reserved by this Lease at the times and in the manner specified;

3.1.2

to pay the rents from an account at a bank registered with and regulated by the Financial Conduct Authority or the Prudential Regulation Authority (or any successor bodies responsible for the regulation of banks in the United Kingdom) and if required by the Landlord (giving not less than 14 days written notice) by electronic transfer or otherwise as the Landlord reasonably requires;

3.2	Outgoings

3.2.1

to pay the Outgoings payable in respect of the Premises, its owner or occupier (except any payable by the Landlord (other than VAT) as a result of receipt of the rents or arising on a dealing of the Landlord’s interest in the Premises) and a fair and reasonable proportion of any such Outgoings payable in relation to the Premises and other property;

3.2.2

to pay for the Amenities exclusively used by the Premises (including all standing charges) and a fair and reasonable proportion of any such outgoings payable in relation to the Premises and other property

3.3	Costs

3.3.1	to pay to the Landlord on demand and on an indemnity basis all Costs which may be properly incurred by the Landlord in connection with or in contemplation of:-

(a)	any proceedings under section 146 or section 147 of the Law of Property Act 1925 notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court;

(b)

the preparation and service of a notice (including a schedule of dilapidations) served under this Lease relating to the repair or condition of the Premises whether during the Term or within three months after the Termination Date;

(c)	claiming or recovering any arrears of Principal Rent or other sums due under this Lease or in connection with the enforcement or remedying of any breach of the Tenant’s covenants in this Lease;

3.3.2	to pay to the Landlord within 10 days of written demand all reasonable costs which may be properly incurred by the Landlord in connection with or contemplation of:

(a)

an application by the Tenant for any approval or consent required by this Lease including where the application is withdrawn or the approval or consent is lawfully refused but for the avoidance of doubt, excluding any application for consent to which the Landlord unreasonably withholds or delays consent;

(b)	the supply to the Tenant, at the Tenant’s request, of a copy of the EPC for the Premises or any information, data, plans and specifications that the Tenant may reasonably require to prepare an EPC.

3.4	VAT

3.4.1

to pay any VAT chargeable upon the Principal Rent or other sums payable by the Tenant under this Lease provided that as soon as practicable following receipt of payment and in any event within the statutory period for providing such valid VAT invoice the Landlord shall provide a valid VAT invoice in respect of the same;

3.4.2

where the Tenant has agreed to reimburse or indemnify the Landlord in respect of a payment made by the Landlord under the terms of or in connection with this Lease, also to reimburse any irrecoverable VAT paid by the Landlord on such payment;

3.5	Interest on Arrears

if any sums payable to the Landlord under this Lease are not paid in the case of Principal Rent by the due date (whether demanded or not) and in the case of all other sums within 14 days of the due date, or are tendered but the Landlord reasonably refuses to accept them so as to preserve its rights, to pay the Landlord (without prejudice to any right or remedy of the Landlord) interest at the Rate on such sums from the due date until the date of actual payment inclusive of both dates;

3.6	Repairs

3.6.1

to keep the Premises in good and substantial repair and condition (Uninsured Damage and damage by Insured Risks excepted save to the extent that such insurance is vitiated or the policy monies are irrecoverable as a result of any act or default of the Tenant);

3.6.2	to replace and renew any Fixtures and Fittings which become incapable of economic repair with items of equivalent specification and quality;

3.6.3

to remedy any breach relating to the state and condition of the Premises within a reasonable period of time (having regard to the nature of the works required) after the Landlord serves a schedule of dilapidations on the Tenant;

3.6.4

if the Tenant fails satisfactorily to comply with such schedule the Landlord and all persons authorised by the Landlord may (without prejudice to the Landlord’s right of reentry) enter the Premises to execute the relevant works and the properly incurred cost (together with legal and surveyors’ fees) will be repaid by the Tenant to the Landlord upon demand as a contractual debt;

3.7	Decoration

3.7.1	to decorate as often as reasonably necessary and in any event:-

(a)	the exterior of the Premises (but only such parts as are usually decorated) in every External Decoration Year and the last 6 months of the Term (however determined); and

(b)	the interior of the Premises (but only such parts as are usually decorated) in every Internal Decoration Year and the last 6 months of the Term (however determined);

provided that the Tenant is not obliged to decorate more than once in any 12 month period;

3.7.2	all decoration is to be carried out in a good and workmanlike manner with good quality materials and in a colour which if different to the existing colour has the Landlord’s Permission;

3.8	Cleaning

3.8.1	to keep the Premises in a clean and tidy condition and clear of all rubbish;

3.8.2	to clean at least once a month the inside and outside of the windows, window frames and all the glass (if any) in the doors of the Premises;

3.9	Overloading

3.9.1	not to overload the floors, ceilings or structure of the Premises or the Fixtures and Fittings;

3.9.2

not to overload or permit any deleterious, dangerous or harmful matter or substance or which may cause an obstruction or damage to be discharged into the Conducting Media within the Estate or serving the Premises and, in the event of such obstruction or damage, immediately to remove and make good the damage caused to the reasonable satisfaction of the Landlord;

3.9.3

not to do anything upon the Premises which might reduce the capacities or in any way interfere with or damage any Conducting Media serving the Estate and/or other Lettable Parts or render access to the same materially more difficult and in particular will not without Landlord’s Permission carry out any excavations along or adjoining the route of any underground Conducting Media.

3.10	Electronic communications apparatus

Not to operate and, on receipt of notice from the Landlord, to cease to operate any electronic communication apparatus (as defined in paragraph 1 of schedule 2 to the Telecommunication Act 1984) in a manner that interferes with the operation of electronic communications apparatus and wireless systems of the Landlord or other occupiers of the Estate.

3.11	Access of Landlord

to permit the Landlord and all persons authorised by the Landlord (with or without equipment) at reasonable times and on reasonable written notice of at least 48 hours (save in emergency where as much notice as is reasonably possible shall be given) to enter the Premises:-

3.11.1	to inspect the state of repair and condition of the Premises;

3.11.2	to inspect and execute repairs, additions, alterations and other works to or on any land or buildings not compromised in this Lease;

3.11.3	to inspect, clean, connect to. lay, repair, remove, replace, alter or execute any works to or in connection with the Conducting Media that do not exclusively serve the Premises;

3.11.4	to take inventories of the Fixtures and Fittings;

3.11.5	to determine whether the Tenant has complied with its obligations in this Lease and to remedy any breach of the Tenant’s obligations;

3.11.6	to inspect the Premises for all purposes connected with any proposed action under the 1954 Act or the implementation of the provisions for rent review;

3.11.7

to fix and retain without interference upon a suitable part of the Premises one or more notice boards for reletting (but only within six months before the end of the Contractual Term) or selling the Landlord’s reversionary interest in the Premises provided always that such sign shall not materially obscure any part of the Tenant’s signage;

3.11.8

to view the Premises in connection with any dealing (by way of sale, mortgage or otherwise) with the Landlord’s reversionary interest in the Premises or the reletting of the Premises (but in the case of reletting only within six months before the end of the Contractual Term);

3.11.9	to carry out any tests, inspections and surveys as the Landlord or a purchaser of the Landlord’s reversionary interest in the Premises requires;

3.11.10	to exercise the rights reserved by this Lease and to comply with the obligations of the Landlord under this Lease;

provided that the Landlord causes as little inconvenience as reasonably practicable and makes good any damage to the Premises and the Tenant’s fixtures and fittings caused by the exercise of these rights and provided further that the use of the Premises for the Permitted Use shall not be materially adversely affected by the exercise of the rights.

3.12	Alterations

3.12.1	not to merge the Premises with any adjacent property;

3.12.2

not to make any addition or alteration to the Premises which would have a materially adverse impact on the Environmental Performance of the Premises (meaning it would result in the Premises having a lower EPC rating than a “C” rating (as such ratings are categorised at the date of this Lease));

3.12.3	not to make any other alteration, addition or variation to the Premises without obtaining the Landlord’s Permission given by way of Licence.

3.13	Signs and Aerials

not without the Landlord’s Permission to affix to or display so as to be visible from outside the Premises any sign, signboard, advertisement, hoarding, fascia, poster, placard, bill, notice or other notification (except such notification as is required by law), pole, aerial or satellite dish:

3.14	Use

3.14.1	not to use the Premises otherwise than for the Permitted Use or for any other use within B1, B2 and B8 of the Schedule to the 1987 Order;

3.14.2	not to use the Premises:-

(a)	for a purpose which is noisy, noxious, offensive, dangerous, illegal or immoral:

(b)	for a purpose which is a legal nuisance or causes damage or disturbance to the Landlord or the owners or occupiers of the remainder of the Estate or other nearby premises;

(c)	to hold an auction, exhibition, public show or meeting, or gambling activity; (d) as sleeping accommodation or for residential purposes; (e) as a waste management facility.

3.15	Security

3.15.1

not to leave the Premises continuously unoccupied for more than 21 days without first notifying the Landlord and providing such caretaking and security arrangements as the Landlord reasonably requires;

3.15.2	to ensure that at all times the Landlord has written notice of the name, home address and home telephone number of at least two keyholders of the Premises;

3.16	Regulations

to comply with all reasonable regulations made by the Landlord from time to time for the management of the Estate and notified to the Tenant in writing;

3.17	Statutory Obligations

to comply with all Legislation affecting the Premises and their use save where compliance is the responsibility of the Landlord;

3.18	Planning and Environmental Matters

3.18.1

not to apply for or implement any planning permission without the Landlord’s prior written consent provided that the Landlord’s consent shall not be unreasonably withheld or delayed in relation to a planning permission for works or alterations where the Landlord’s Permission to those works has already been granted;

3.18.2	to supply to the Landlord a copy of any planning permission within five days after its receipt by the Tenant;

3.18.3	to pay and satisfy any charge that may be imposed under the Planning Acts in relation to the Tenant’s occupation and use of the Premises;

3.18.4

unless the Landlord otherwise directs, to carry out and complete before the Termination Date any development begun on the Premises and any works stipulated to be carried out to the Premises as a condition of any planning permission implemented by the Tenant during the Term irrespective of the date before which such works were required to be carried out;

3.18.5	not without the written consent of the Landlord to enter into an agreement or undertaking or to serve a notice under the Planning Acts:

3.18.6	not to apply for any consent, licence or other authority under any environmental legislation without the Landlord’s prior written consent;

3.19	Energy Performance Certificates

3.19.1	not to commission an EPC for the Premises unless required to do so by Legislation and after notifying the Landlord in writing;

3.19.2

when an EPC is required at the Landlord’s option to obtain an EPC from an assessor approved by the Landlord or pay the Landlord’s reasonable and properly incurred costs of obtaining an EPC for the Premises;

3.19.3	to cooperate with the Landlord so far as is reasonably necessary to allow the Landlord to obtain any EPC for the Premises or the Estate and:-

(a)	provide to the Landlord (at the Landlord’s cost) copies of any plans or other information held by the Tenant that would assist in obtaining that EPC; and

(b)

allow such access to the Premises at reasonable times on prior written notice to any energy assessor appointed by the Landlord as is reasonably necessary to inspect the Premises for the purposes of preparing any EPC;

3.19.4	to provide to the Landlord a copy of any EPC for the Premises commissioned by the Tenant and all supporting information, data, plans and specifications;

3.19.5	to pay to the Landlord on demand all Costs arising from:-

(a)	the then current EPC relating to the Premises or the Estate and commissioned by the Landlord becoming invalid as a result of any act or default of the Tenant;

(b)	the then current EPC rating of the Premises falling below the rating set out in clause 3.12.2 as a result of any act or default of the Tenant.

3.20	Landlord’s Works in Respect of Environmental Performance

3.20.1

to permit the Landlord and all persons authorised by the Landlord (with or without equipment) at reasonable times and on reasonable notice of at least 10 days (save in emergency) to enter the Premises to:-

(a)	assess the Environmental Performance of the Premises from time to time;

(b)	carry out any work where the provisions of paragraph 4 of Part 3 of Schedule 1 apply provided that the Landlord causes as little inconvenience as reasonably possible and makes good any damage caused;

3.20.2

where the Landlord has carried out such work pursuant to paragraph 4 of Part 3 of Schedule 1 the Landlord’s costs (including legal and surveyor’s charges) and disbursements in connection with carrying out works to the Premises to improve their Environmental Performance shall be borne solely by the Landlord except where such works are required as a consequence of alterations, additions or improvements undertaken to the Premises by the Tenant and in this case the Landlord’s proper costs reasonably incurred (including legal and surveyor’s charges) shall be borne solely by the Tenant;

3.21	Notices

3.21.1	promptly following receipt to give to the Landlord a copy of any notice, direction, proposal relating to the Premises or the Estate;

3.21.2

at the request and cost of the Landlord, to make or join with the Landlord in making such objections to or representations against or in respect of such communication as the Landlord reasonably deems fit;

3.21.3	to take all reasonable steps required comply with any such communication;

3.22	Dealings

3.22.1	Assignments

(a)	not to assign part only of the Premises;

(b)	not to assign the whole of the Premises without the Landlord’s Permission (given by way of Licence) in respect of which the provisions of (c) and (d) shall

(c)	for the purposes of section 19(1 A) of the Landlord and Tenant Act 1927 the Landlord’s Permission may be subject to all or any of the following conditions:-

(i)	the Tenant enters into an Authorised Guarantee Agreement if the Tenant cannot provide the following in respect of the proposed assignee:-

(1)

accounts certified by the proposed assignee’s auditors which show that the proposed assignee has made a net profit after taxation for each of the immediately preceding three financial years of the proposed assignee which exceeds three times the Principal Rent reserved under this Lease in such years; or

(2)

accounts certified by the proposed assignee’s auditors which show that the proposed assignee has net assets after taxation for each of the immediately preceding five financial years of the proposed assignee which exceeds five times the Principal Rent reserved under this Lease in such years;

(ii)

if the Landlord reasonably requires the proposed assignee procures one or more guarantors reasonably acceptable to the Landlord who covenant with the Landlord by deed including the provisions set out in Schedule 2;

(iii)	if the Landlord reasonably requires the proposed assignee enters into a rent deposit deed in such amount and such form as the Landlord reasonably requires;

(iv)

all Principal Rent Service Charge and costs due under clause 5.2.1 due and (save in the case of Principal Rent) properly demanded at least 10 working days prior to the date of the assignment from the Tenant under this Lease up to the date of assignment are paid before completion of the assignment;

provided that the Landlord may impose such other conditions as the Landlord reasonably requires;

(d)	for the purposes of section 19(1 A) of the Landlord and Tenant Act 1927, the Landlord’s Permission may be withheld where:-

(i)	any sum due from the Tenant under this Lease remains unpaid;

(ii)

in the Landlord’s reasonable opinion the proposed assignee is not a person who is likely to be able to comply with the tenant covenants of this Lease and to continue to be able to comply with them following the assignment;

(iii)

the proposed assignee or any guarantor proposed for the assignee (other than the Tenant entering Authorised Guarantee Agreement), is a corporation registered or otherwise resident in a jurisdiction in which the order of a court obtained in England and Wales will not necessarily be enforced against the proposed assignee or guarantor without any consideration of the merits of the case;

3.22.2	Underlettings

(a)	not to underlet part only of the Premises unless such part is a Permitted Part;

(b)	not to underlet the whole of the Premises or a Permitted Part without the Landlord’s Permission (given by way of Licence);

(c)	not to underlet the whole of the Premises or a Permitted Part unless:-

(i)	the underlease:-

(1)	reserves a rent of not less than the open market rent for the Premises or the Permitted Part (as the case may be) at the time of grant without a fine or premium;

(2)	contains provisions for upwards only rent reviews to coincide with the rent reviews under this Lease;

(3)

contains a covenant by the undertenant not to underlet, part with or share possession or share occupation of the whole or any part or parts of the underlet premises, nor to assign or charge part only of the underlet premises;

(4)	contains a covenant by the undertenant not to assign or charge the whole of the underlet premises without the Landlord’s Permission (given by way of Licence);

(5)	contains a covenant by the undertenant not to do or omit to do any act or thing which would or might cause the Tenant to be in breach of its covenants in this Lease;

(6)	is otherwise on the same terms (mutatis mutandis) as the terms of this Lease;

(7)	is excluded from the operation of sections 24 to 28 of the 1954 Act;

(ii)

before the grant of any underlease the Tenant procures a covenant from the undertenant and any guarantor of the undertenant with Landlord to observe and perform the covenants on the part of the undertenant contained in the proposed underlease;

(d)	not to vary the terms of any underlease without the Landlord’s Permission (given by way of Licence);

(e)	not to accept a surrender of part of the underlet premises and to notify the Landlord in writing if the Tenant accepts a surrender of the whole of the underlet premises;

(f)	to enforce the covenants of the undertenant under any underlease:

(g)	to review the rent in accordance with the rent review provisions in any underlease, but not to agree or have determined the reviewed rent without the Landlord’s approval; and

(h)	to notify the Landlord of the reviewed rent under the underlease as soon as it has been agreed or determined;

3.22.3	Sharing Occupation

not to share occupation of the whole or part of the Premises except with a Group Company of the Tenant provided that:-

(a)	no relationship of landlord and tenant is created;

(b)	notice of such sharing shall be given to the Landlord promptly following commencement of the sharing arrangement; and

(c)	any such sharing shall cease immediately upon such company leaving the said group;

3.22.4	Other Dealings

except as expressly permitted by this Clause 3.22:-

(a)	not to part with or share possession or share occupation of the whole or any part or parts of the Premises;

(b)	not to hold the Premises or any part or parts of the Premises or this Lease on trust for another;

3.22.5	Notification of Dealings

within one month after any assignment, underlease, assignment of an underlease, charge or other devolution of an interest under this Lease, to produce to the Landlord’s solicitors a certified copy of the relevant document and pay his reasonable registration fee of net greater than £75 plus VAT ;

3.23	Registration Requirements

where the grant of this Lease or any dealing authorised by this Lease is required to be registered at the Land Registry, promptly following completion of this Lease or any assignment or underlease (as appropriate):-

3.23.1	to lodge or procure that there is lodged at the Land Registry an application to register the relevant document;

3.23.2	to ensure or procure that any requisitions raised by the Land Registry in connection that application are dealt with promptly and properly;

3.23.3	to procure that within one month after completion of such registration a certified copy of the title information document is sent to the Landlord;

3.24	Yield Up

3.24.1	on the Termination Date:-

(a)	to yield up the Premises with vacant possession and repaired, decorated otherwise in accordance with the Tenant’s covenants contained in this Lease

(b)	to remove all refuse, tenant’s fixtures and fittings and signs from the Premises, making good any damage caused by their removal;

(c)	to deliver to the Landlord any records relating to the Premises as are required by any Legislation;

3.24.2

unless the Landlord notifies the Tenant in writing to the contrary at least three months prior to the Termination Date, to remove all alterations and additions made to the Premises during the Term and to make good any damage caused by their removal prior to the Termination Date;

3.24.3

within one month of the Termination Date (and notwithstanding that the Term has ended), where this Lease is registered at the Land Registry, to make an application to close the registered title of this Lease and to ensure that any requisitions raised by the Land Registry in connection with that application are dealt with promptly and properly and to keep the Landlord informed of the progress and completion of its application;

3.25	Rights of Light and Encroachments

3.25.1	not to obstruct any windows or openings belonging to the Premises;

3.25.2	not to make any acknowledgement that the flow of light or air to the Premises is enjoyed with the consent of a third party;

3.25.3	if any easement enjoyed by the Premises is obstructed to immediately notify the Landlord and take all steps the Landlord reasonably requires to prevent or secure the removal of the obstruction;

3.25.4	not to permit any encroachment upon the Premises;

3.25.5	if any encroachment upon the Premises is made or attempted to be made to immediately notify the Landlord and take all steps the Landlord reasonably requires to prevent such right being acquired;

3.26	Making of Claims

not to commence proceedings or make any claim on account of any injury or damage to the Premises arising directly or indirectly from the erection of any structure or the alteration of any structure on any land neighbouring the Premises by the Landlord or for which the Landlord has given its permission or in respect of any easement, wayleave or privilege granted or to be granted by the Landlord for the benefit of any land or structure erected or to be erected on any land neighbouring the Premises and at its own expense (if required) to consent to such permission given by the Landlord it being acknowledged by the Tenant that the Landlord has the power at all times without obtaining any consent from or paying any compensation to the Tenant to deal as the Landlord may think fit with any property not comprised in the Lease;

3.27	Production of Information

to supply to the Landlord on request:-

3.27.1	full details of the occupiers of the Premises and the terms upon which they occupy it;

3.27.2	such evidence as the Landlord reasonably requires to satisfy itself that the tenant’s covenants in this Lease have been complied with;

3.27.3	any information reasonably requested in relation to any proposed action under the 1954 Act or the implementation of the provisions for rent review;

3.27.4	all information that the Landlord reasonably requires from time to time to comply with the Landlord’s obligations under any Legislation;

3.28	Indemnity

3.28.1

to indemnify the Landlord against all proper Costs arising directly or indirectly out of any breach of the Tenant’s obligations in this Lease provided that the Landlord shall notify the Tenant of any breach and use reasonable endeavour mitigate its losses

3.29	Non-Obstruction of Common Parts

3.29.1	not to place on or within the Common Parts any goods or other items or cause any obstruction of the Common Parts; and

3.29.2	not to place on or within the Access Road any goods or other items or cause any obstruction of the Access Road.

3.30	Open Land

3.30.1	Care of the Open Lan

to keep the Open Land adequately surfaced, in good condition and free from weeds and to keep all landscaped areas properly cultivated;

3.30.2	Condition of the Open Land

not to bring anything onto it that is or might become untidy, unclean, unsightly or in any way detrimental to the Premises or the area generally;

3.30.3	Rubbish on the Open Land

not to deposit any waste, rubbish or refuse on the Open Land or place any receptacle for them on it;

3.30.4	Vehicles on the Open Land

not to keep or store any vehicle caravan or movable dwelling on the Open Land;

3.31	Superior Title

to observe and perform the matters (if any) contained or referred to in the documents listed in Part 4 of Schedule 1 so far as they are still subsisting and capable of taking effect and relate to the Premises.

4.	LANDLORD’S COVENANTS

The Landlord covenants with the Tenant:-

4.1	Quiet Enjoyment

that the Tenant may peaceably and quietly hold and enjoy the Premises during the Term without any interruption or disturbance by the Landlord or any person rightfully claiming throughout or under the Landlord;

4.2	Services

to observe and perform its obligations in Schedule 4

4.3	Roof Guarantees

if reasonably required by the Tenant, to use reasonable endeavours to enforce either or both of the Roof Guarantees

5.	INSURANCE

5.1	Landlord’s Insurance Covenants

5.1.1	Subject to Clause 5.1.2, the Landlord covenants with the Tenant:-

(a)	to insure:-

(i)	the Estate against the loss or damage by the Insured Risks in such sum as from time to time the Landlord is advised represents the Reinstatement Value;

(ii)

against loss of the Principal Rent and Service Charge arising from any of the Insured Risks for three years or such longer periods as the Landlord reasonably considers appropriate having regard to the likely period for reinstating the Premises and calculated having regard to future rent reviews;

(iii)	against public liability and property owner’s liability;

(b)	to effect such insurance with insurers or underwriters of repute with the interest of the Tenant noted or endorsed on the policy whenever this is permitted under the policy; and

(c)

if requested in writing by the Tenant (but not more often than once in any year of the Term) to produce to the Tenant reasonable evidence of the terms of the relevant policy and of payment of the last premium paid.

5.1.2	The Landlord:-

(a)	is not obliged to maintain such insurance if and to the extent that:-

(i)	cover is not obtainable on reasonable terms from a reputable insurance company on the insurance market in the United Kingdom;

(ii)	any exclusion, condition or limitation is imposed by the insurers;

(iii)	such insurance becomes void, in whole or in part, or renewal is refused due to an act or default of the Tenant; or

(iv)

the Tenant has not informed the Landlord of the reinstatement cost of any alterations, additions or improvements to the Premises in accordance with Clause 5.2.3(b) provided that this shall apply to such alterations only;

(b)	may effect such insurance through any agency that it decides;

(c)	may retain any commissions or other benefits for effecting or maintaining such insurance;

(d)

may, where the Landlord is an insurance company or a member of a group of companies which includes an insurance company, self insure or insure with that insurance company at the usual rates and on the usual terms of such insurance company;

(e)	may, if it so chooses, comply with its insurance obligations by insuring the Estate, or any part of it that includes the Premises.

5.2	Tenant’s Insurance Covenants

The Tenant covenants with the Landlord:-

5.2.1	to pay within ten working days of demand, or where the Landlord insures the Estate, or any part of it that includes the Premises, the Tenant’s Proportion of:-

(a)	the gross amount payable by the Landlord for the insurance specified in Clause 5.1;

(b)

the proper fees and expenses for professional valuations of the Premises for the purpose of determining the Reinstatement Value and/or the level of loss of rent insurance provided that such valuation does not take place more than once in every three years;

(c)	any excess deducted by the insurers or underwriters in respect of a claim;

(d)	the fees and expenses payable to professional advisers and consultants properly incurred in connection with any insurance claim;

(e)	the cost of any increased or additional premium and all consequential expenses incurred by the Landlord as a result of a breach of Clause 5.2.2;

(f)

a sum equal to any irrecoverable insurance monies attributable to an act or default of the Tenant under any policies effected by the Landlord where such monies are wholly or partly irrecoverable due to an act or default of the Tenant;

5.2.2

not to do or omit to do anything which would or might invalidate or prejudice the insurance of the Premises or the Estate or any other nearby property of the Landlord or which may cause an increased or additional premium for their insurance to be payable;

5.2.3	to notify the Landlord:-

(a)	immediately upon becoming aware of any damage to or destruction of the Premises or any part of them or any event that might affect any insurance policy relating to the Premises;

(b)	in writing of the reinstatement cost of any authorised alterations, additions or improvements to the Premises prior to them being carried out or installed;

5.2.4	to comply with all the requirements and recommendations of the insurers of the Premises notified to the Tenant by the Landlord in writing;

5.2.5

not to effect any insurance of the Premises against the Insured Risks, but if nevertheless the Tenant becomes entitled to the benefit of any insurance relating to the Premises to pay all insurance monies received to the Landlord as soon as reasonably practicable.

5.3	Suspension of Rent

If:-

5.3.1	the Premises or the Common Parts or any part of them are destroyed or damaged by any of the Insured Risks so that the Premises or any part of them are unfit for occupation and use or inaccessible; and

5.3.2

provided that the insurance effected by the Landlord is not invalidated or payment of the policy monies refused in whole or in part due to an act or default of the Tenant (save where the Tenant has repaid any monies refused)

then the Principal Rent and Service Charge, or a fair proportion according to the nature and extent of the damage, will be suspended from the date of the damage or destruction until the Premises are again fit for occupation and use and accessible or until the expiry of the period covered for loss of rent and Service Charge under the insurance policy effected by the Landlord (whichever period is the shorter) and provided that if any rent suspension occurs prior to the Rent Commencement Date, the Rent Commencement Date shall be extended by the number of days of the rent free period which fell within the rent suspension period.

5.4	Reinstatement

If the Premises or the Common Parts are damaged or destroyed by a risk against which the Landlord is obliged to insure then the Landlord shall use reasonable endeavours to obtain the necessary consents to rebuild or reinstate the Premises or Common Parts subject to:-

5.4.1	the Landlord obtaining all necessary consents;

5.4.2	the payment by the Tenant of a fair proportion reasonably attributable to the Premises of any excess deducted by the Landlord’s insurers or underwriters; and

5.4.3	the insurance not being invalidated or payment refused in whole or in part due to an act or default of the Tenant the Landlord will use all insurance proceeds received (other than in respect of loss of rent, costs and fees) and will make up any shortfall in the sums received as soon as reasonably practicable in rebuilding or reinstating the Premises or the Common Parts, as the case may be, so far as reasonably practicable to the same or a reasonably equivalent state as before such damage or destruction.

5.5	Determination of the Term

If, following damage or destruction by any of the Insured Risks, the Premises or the Common Parts are not reinstated so far as reasonably practicable so as to render the Premises fit for occupation and use, or inaccessible by the date six months prior to the end of the period which is covered by loss of rent insurance then either the Landlord or the Tenant may by giving not less than six months’ written notice to the other at any time after such date determine the Term, and upon expiry of such notice unless the Premises or the Common Parts have been reinstated to the extent necessary to render the Premises fit for occupation and use and inaccesible the Term will immediately end, but without prejudice to the rights of either party against the other in respect of any prior breach of any obligation contained in this Lease and in the event of such determination (or if the rebuilding or reinstatement of the Premises is prevented or frustrated by any other reason) the Landlord is entitled to receive the whole of any insurance monies paid in respect of the Premises for the Landlord’s own benefit.

5.6	Disputes

Any dispute under this Clause 5 will be referred to Arbitration.

6.	OCCURRENCE OF UNINSURED DAMAGE

6.1	This Clause 6 shall apply if there is Uninsured Damage.

6.2	Clause 5.3 shall apply as if such Uninsured Damage were damage caused by an Insured Risk.

6.3	Following the date on which such Uninsured Damage occurs the Landlord may serve written notice on the Tenant which shall either be:-

6.3.1	an “Election Notice” in which the Landlord elects to rebuild or reinstate the Premises but the Landlord may not serve an Election Notice after it has served a Discontinuance Notice; or

6.3.2

a “Discontinuance Notice” in which the Landlord states that it does not elect to rebuild or reinstate the Premises (but the Landlord may not serve a Discontinuance Notice after it has served an Election Notice) and upon service of a Discontinuance Notice this Lease shall be terminated with immediate effect (but such termination shall be without prejudice to any claim by either party in respect of any antecedent breach of covenant).

6.4

If the Landlord has served neither an Election Notice nor a Discontinuance Notice in accordance with paragraph 6.3 within 12 months following the date on which such Uninsured Damage occurs the Tenant may at any time thereafter (unless in the meantime the Landlord serves an Election Notice) terminate this Lease with immediate effect by service of written notice upon the Landlord (but such termination shall be without prejudice to any claim by either party in respect of any antecedent breach of covenant).

6.5	If the Landlord serves an Election Notice prior to this Lease being terminated pursuant to Clauses 6.3.2 or 6.4:-

6.5.1	the Landlord will with all the convenient speed:-

(a)

take all necessary steps to obtain such planning permissions and other consents for the reinstatement of the Premises as are required, and (but only if such permissions and/or consents are obtained and all such permissions or consents are in terms satisfactory to the Landlord (the Landlord acting reasonably) or there are no such requisite permissions or consents);

(b)	reinstate the Premises so far as is reasonably practicable to the same or a reasonably equivalent state as before such Uninsured Damage; and

6.5.2	Clause 5.5 shall apply as if the Uninsured Damage were damage caused by an Insured Risk.

7.	HISTORIC CONTAMINATION

7.1

The Tenant shall have no liability to the Landlord or any other party or regulatory authority under this Lease in respect of any Historic Contamination or Historic Giant Hogweed at the Premises and the Landlord covenants to use reasonable endeavours to mitigate (including remediation) any Historic Contamination or Historic Giant Hogweed present at the Premises of which it receives notice.

7.2

The agreement in this clause is an agreement on liabilities in accordance with the Contaminated Land Statutory Guidance dated April 2012 issued under Part 2A of the Environmental Protection Act 1990 and any subsequent or replacement statutory guidance to exclude the Tenant (and all persons deriving title through or under the Tenant) from liability in respect of Historic Contamination.

8.	TENANT’S OPTION TO DETERMINE

8.1.1

the Tenant may terminate this Lease on the Break Date by serving written notice on the Landlord not less than six months before the Break Date and then this Lease will end on the Break Date, but without prejudice to any rights or remedies that may have accrued, if:-

(a)	the Tenant has paid ail Principal Rent due to the Landlord under this Lease on or before the Break Date; and

(b)	the Tenant delivers the Premises to the Landlord free from occupation and from any continuing underlease on or before the Break Date.

8.1.2

If this Lease terminates in accordance with this Clause 8, the Landlord will refund any Principal Rent and sums paid in accordance with clause 5.2.1 paid in advance by the Tenant in relation to the period falling after the Break Date within 14 days after the Break Date.

9.	PROVISOS

9.1	Re-Entry

If:-

9.1.1

any sum payable as rent under the Clause 2.3 by the Tenant to the Landlord under this Lease or any part of them are unpaid for 21 days after becoming payable (in the case of Principal Rent only whether formally demanded or not); or

9.1.2	the Tenant breaches any covenant or other term of this Lease; or

9.1.3	the Tenant has any distress or other execution levied on its goods at the Premises; or

9.1.4	the Tenant enters into a voluntary arrangement or any other arrangement or composition for the benefit of its creditors; or

9.1.5	a corporate Tenant:-

(a)

passes a resolution or the Court makes an order for its winding up (other than a members’ voluntary winding up of a solvent company for the purposes of amalgamation or reconstruction having the Landlord’s Permission); or

(b)	has a receiver, administrator, administrative receiver or provisional liquidator appointed of it or any of its assets; or

(c)	is dissolved or struck off the exist; or Register of Companies or otherwise ceases to debts within the meaning of section 123 of the Insolvency Act 1986; or

9.1.6	an individual Tenant:-

(a)	has an Administration Order is deemed unable to pay its made or a bankruptcy petition presented or an application for a bankruptcy order is made or a bankruptcy order made against it; or

(b)	appears to be unable (or has no reasonable prospect of being able) to pay its debts within the meaning of section 268 of the Insolvency Act 1986; or

9.1.7	any of the above events occur in relation to the Guarantor but only where the Tenant does not provide a substitute guarantor reasonably acceptable to the Landlord within 14 working days of such event then the Landlord may re-enter the Premises or any part of them in the name of the whole at which time this Lease will immediately end, but without prejudice to any right or remedy of the Landlord in respect of any breach of the Tenant’s obligations contained in this Lease.

9.2	Service of Notices

9.2.1

Section 196 of the Law of Property Act 1925 applies to all notices which may be served under this Lease save that section 196 is deemed to be amended by deleting the final words of section 196(4) “at the time at ………… be delivered” and substituting on the third working day after posting”.

9.2.2	If the receiving party consists of more than one person, a notice s< constitutes service upon all of them.

9.3	Exclusion of Representations and Warranties

9.3.1

The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord ex. any such statement or representation that is expressly set out in this Lease or made by the Landlord’s solicitors in written response to enquiries raised by the Tenant’s solicitors in connection with the grant of this Lease (in this context written shall include email).

9.3.2	The Landlord does not warrant that the Permitted Use is lawfully permitted under the Planning Acts.

9.4	No Compensation

Any statutory right of the Tenant to claim compensation from the Landlord on vacating the Premises is excluded to the extent allowed by law.

9.5	Rights and Easements

The operation of section 62 of the Law of Property Act 1925 is excluded from this Lease, the only rights granted to the Tenant are those set out in this Lease and the Tenant is not entitled to any other rights affecting any adjoining property.

9.6	Freedom of Landlord to Deal With Other Property

Nothing contained in this Lease or implied shall impose or be deemed to impose any restriction on the use of any land or buildings not comprised in this Lease or give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant, agreement or condition entered into by any purchaser from or by any lessee or occupier of the Landlord in respect of property not demised by this Lease or restrict in any way the development of any land not comprised in this Lease provided that the Tenant’s use of the Premises for the Permitted Use shall not be materially adversely affected and access to the Premises must be maintained at all times.

9.7	Adjoining Property

The Tenant is not entitled to the benefit of or the right to enforce or to prevent the release or modification of any covenant, agreement or condition entered into by any tenant of the Landlord in respect of any adjoining or nearby property of the Landlord.

9.8	Disputes with Adjoining Occupiers

If any dispute arises between the Tenant and the tenants or occupiers of any adjoining or nearby property of the Landlord in connection with the Premises and any of that adjoining or nearby property, it is to be decided by the Landlord (acting reasonably) or in such manner as the Landlord directs.

9.9	Arbitration

Where this Lease provides for reference to Arbitration then the arbitration will be conducted as follows:-

9.9.1

reference will be made to an independent surveyor to be agreed upon by the Landlord and the Tenant and in the absence of agreement as nominated by the President for the time being of the Royal Institution of Chartered Surveyors (or his duly appointed deputy or a person authorised by him to make appointments on his behalf) upon the application of the Landlord or the Tenant made at any time:

9.9.2

if the appointed surveyor dies, delays unduly or becomes unwilling or incapable of acting then the President of the Royal Institution of Chartered Surveyors may discharge him and appoint another surveyor in his place;

9.9.3	the arbitration will be conducted in accordance with the Arbitration Act 1996;

9.9.4	the fees of the arbitrator will be borne equally unless the arbitrator determines otherwise;

9.9.5

if the release of the arbitrator’s award is delayed because the Tenant has not paid its share of the arbitrator’s costs, the Landlord may pay the unpaid costs and the amount paid will be a debt due on demand from the Tenant to the Landlord.

9.10	Contracts (Rights of Third Parties) Act

A person who is not a party to this Lease has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Lease but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

9.11	Governing Law and Jurisdiction

9.11.1

This Lease and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England and Wales.

9.11.2

The parties hereby submit to the exclusive jurisdiction of the High Court of England and Wales in relation to any dispute or claim arising out of or in connection with this Lease or in relation to its existence or validity (including non-contractual disputes or claims).

9.12	Party Walls

Any walls which divide the Premises from any adjacent premises are deemed to be party walls within the meaning of section 38 of the Law of Property Act 1925.

9.13	Head Lease and Mortgagees

9.13.1	Any rights or reservations reserved to the Landlord are reserved also in favour of any Superior Landlord and any mortgagee of the Landlord or any Superior Landlord as appropriate.

9.13.2

Where the Landlord’s Permission or consent for any matter is required under the terms of this Lease and consent is also required from any Superior Landlord under the terms of any head lease, or from any mortgagees under the terms of any mortgages affecting any reversionary interests expectant upon the Term (whether mediate or immediate):-

(a)	the Landlord is entitled to withhold the giving of consent until the consent of any Superior Landlord or mortgagee, as appropriate has been given;

(b)	nothing in this Lease implies that such further consents may not be unreasonably withheld or delayed; and

(c)

the Landlord will at the request and cost of the Tenant use reasonable endeavours to obtain such consents (save where the Landlord is entitled to withhold its own consent or approval and elects to do so).

9.14	Liabilities

9.14.1

It is hereby agreed and declared that notwithstanding anything to the contrary contained or implied in this Lease that the Nominees are entering into this Lease in their capacity as nominees for and on behalf of the Depositary acting as depositary of the Fund and as such any liability on their part pursuant to this Lease is limited to assets held by them in the Fund or the time being as nominees for and on behalf of the Depositary acting as depositary of the Fund,

9.14.2

The liabilities of the Depositary in respect of the obligations incurred by it under or in consequence of this Lease shall be limited to such liabilities as can and may lawfully and properly be met out of the net assets of the Fund for the time being in the hands of the Depositary as depositary of the Fund.

9.14.3

The Depositary shall be released from liability under this Lease if it ceases to be the depositary of the Fund and on such date as its successor as such depositary of Fund has entered into a direct covenant with the Landlord to comply with the Depositary’s obligations under this Lease.

10.	WAYLEAVES

10.1

The Landlord shall enter into such wayleave agreements as may be required for the Tenant’s business operation at the Premises provided that such agreements are in a form which a reasonable and prudent landlord would reasonably consider to be acceptable and provided further that:

10.1.1	the Landlord may approve the route of such service media (acting reasonably, such approval not to be unreasonably withheld or delayed) taking into account the requirements of the Tenant;

10.1.2

the Landlord shall join into such agreements in its capacity as immediate reversioner to the Lease only and the Tenant shall indemnify the Landlord in respect of any liabilities incurred by the Landlord resulting from the Tenant’s breach of such agreements provided that the Landlord shall notify the Tenant of any claims and use reasonable endeavours to mitigate its losses;

10.1.3

the Landlord’s obligation is subject to obtaining the consent of any person whose consent is required in order for the Landlord to enter into such agreements (including any mortgagee of the Landlord’s interest in the Premises); and

10.1.4	the Tenant will, within 20 working days of written demand, reimburse the Landlord for its reasonable and proper costs incurred in so doing (including its reasonable and proper professional fees).

EXECUTED AS A DEED by the parties on the date which first appears in this Lease.

EXECUTED as a deed by	)
/s/ [ILLEGIBLE]	)
)
)
)
as attorney for	)
RLUKREF NOMINEES (UK) ONE LIMITED
in the presence of	Attorney [ILLEGIBLE]

Signature of Witness:

/s/ M. Lawrence

Name (in block capitals):

M. LAWRENCE

Address: 55 Gracechurch Street, London EC3V

0RL

EXECUTED as a deed by	)
/s/ [ILLEGIBLE]	)
)
)
as attorney for	)
RLUKREF NOMINEES (UK) TWO LIMITED

in the presence of:	Attorney [ILLEGIBLE]

Signature of Witness:

/s/ M. Lawrence

Name (in block capitals):

M. LAWRENCE

Address: 55 Gracechurch Street, London EC3V

0RL

EXECUTED as a deed	)
ACHILLES THERAPEUTICS LIMITED	)
acting by a director in the presence of a	)
witness:-)
)

Director

Iraj Ali

Signature of Witness:

/s/ Daniel Hood

Name (in block capitals):

DANIEL HOOD

Address: 245 Hammersmith Road, London W6 8PW